Company Contact:

Iron Eagle Group, Inc.

Mr. Jason M. Shapiro, CFA, CPA, J.D.

Chief Financial Officer

Phone:  +1 (917) 969-4845

Email: jasons@ironeaglegroup.com

Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Announces Ed English Appointed as Chief Executive Officer and Board Member

NEW YORK, NY, February 14, 2012 (Marketwire) --- Iron Eagle Group, Inc. (Ticker: IEAG), a construction and contracting services provider in the infrastructure, commercial, and government markets, today announced that it has appointed Ed English as chief executive officer and member of the board of directors of Iron Eagle Group. Due to this appointment, Jason Shapiro resigned as chief executive officer and will continue his role as chief financial officer and member of the board of directors of Iron Eagle Group.

Ed English is a third generation contracting executive with thirty years’ construction experience, performing chairman and chief executive officer duties, as well as field operation, corporate operation, and corporate governance functions.  At the age of twenty-two, Mr. English founded Fourth Avenue Enterprise Piping Corp., a mechanical contractor specializing in all aspects of NYC public construction markets including higher education, corrections, firehouse, housing, and NYC DEP projects.   In 2000, Mr. English sold Fourth Avenue to KeySpan Energy Corporation, a New York public utility, and took up an executive position with KeySpan.  While at KeySpan, Mr. English was promoted to overseeing operations of KeySpan’s eight major east coast mechanical contractors.

When KeySpan decided to exit the construction energy-services sector, Mr. English was part of a three member management group which repurchased WDF, Inc., a Mount Vernon, NY plumbing and mechanical contractor, and one of the largest KeySpan mechanical contractors.  He assumed the role of its president until 2006, when he left to take the chairman position at Tru-Val Electric Corp., responsible for business development, growing and creating both industry and customer relationships, bidding and workflow direction, operational procedures, and instituting/executing corporate strategy.  After achieving the agreed-upon goals at Tru-Val, Mr. English used his expertise to become an operations consultant to the construction industry.

“Ed English brings a tremendous reputation of integrity, industry knowledge, and leadership to Iron Eagle.  He has a track record of success managing and growing construction companies,”  commented Jason Shapiro, Chief Financial Officer and Director of Iron Eagle. Ed English further added, “I have been constantly impressed by the professionalism and skills of Iron Eagle’s management team and board of directors.  They have the ability to create tremendous value for construction companies and become a national leader in infrastructure construction.”

Mr. English has been a board member, and past president, of the Mechanical Contractors Association of New York.  He has served as an Industry Trustee for the Steamfitters Local 638 Pension Plan and Welfare Fund, is a former Treasurer of the NYC Subcontractors Trade Association and a past member of the BTEA Board of Governors. Mr. English was given the Life Organization’s prestigious “Construction Industrial Achievement Award” in 2001 for his industry achievements.

About Iron Eagle Group, Inc.

Iron Eagle is a leading infrastructure company dedicated to rebuilding America’s infrastructure.  Iron Eagle provides construction and contracting services in commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the annual $100 billion market opportunity in infrastructure construction created by government spending at the federal, state, and municipal levels throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage in being able to provide higher levels of construction surety bonds through its sureties to support its performance on infrastructure projects. Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as subcontractor to some of the multi-billion dollar prime contractors in the United States. Additionally, Iron Eagle expects to grow by making accretive acquisitions in segments of its industry with large growth potential.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

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